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                                                                   Exhibit 10.28


February 10, 1997

Mr. Everett F. "Jeff" Jefferson
2055 Empire Mine Circle
Gold River, CA  95670

Dear Jeff:

Fresh Choice, Inc. (the "Company") has previously been asked by the SEC to make additional disclosures regarding the form of employment letter we utilized in providing you your employment letter dated January 30, 1997 (the "Offer Letter"). In order to clarify certain terms and rights set forth in the Offer Letter, we agree to the following amendments to the Offer Letter:

1. Paragraph 11 of the Offer Letter is hereby amended to read in its entirety as follows: "Upon the closing of a "change in control" event of the Company, your outstanding options will immediately become fully vested and exercisable. If, within 6 months of such "change in control" event, your employment is terminated by the acquiring company or your job has changed and you voluntarily terminate your employment, you shall be entitled to receive the severance benefits described in Paragraph 11 of the Offer Letter. For purposes of this Offer Letter, as amended, "change in control" shall mean an ownership change in which the stockholders of the company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the company after the ownership change."

2. The following new Paragraph 15 shall be added: "In the event of any dispute, claim or controversy arising out of or in any way related to this Offer Letter, the interpretation of this Offer Letter or the alleged breach thereof, such dispute, claim or controversy shall be submitted by the parties to binding arbitration provided by the American Arbitration Association in Santa Clara County, California.


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Everette E. Jefferson
February 10, 1997
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You do have the right to have the change reviewed by your own counsel before you agree to the above terms. Please contact me if you have any questions about this clarification.

Sincerely,

/s/ Charles A. Lynch
Charles A. Lynch
Chairman


                              Accepted and agreed:


                              /s/ Everett F. Jefferson
                              ----------------------------------
                              Everett F. Jefferson


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